Subsidiaries of the Registrant

Name                                              Jurisdiction of Incorporation
---------                                         ------------------------------

Warren Resources, Inc.                                    Delaware

Petroleum Development Corporation                         New Mexico

Warren Resources of California, Inc.                      California

CJS Pinnancle Petroleum Services, LLC                     Texas

Warren Development Corp.                                  Delaware

Texas Warren Resources, LLC                               Texas